                                                                    EXHIBIT 99.1

REVIEW REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
TIB FINANCIAL CORP.



TO THE BOARD OF DIRECTORS AND SHAREHOLDERS
OF TIB FINANCIAL CORP. AND SUBSIDIARIES


                  We have reviewed the consolidated balance sheet of TIB Financial Corp. and subsidiaries as of March 31, 2003, and the related consolidated statements of income for the three-month periods ended March 31, 2003 and 2002, and changes in the stockholders' equity and cash flows for the three-month periods ended March 31, 2003 and 2002 included in the accompanying Securities and Exchange Commission Form 10-Q for the period ended March 31, 2003. These financial statements are the responsibility of the Company's management.

                  We conducted our reviews in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data, and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with auditing standards generally accepted in the United States of America, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

                  Based on our reviews, we are not aware of any material modifications that should be made to the consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

                  We have previously audited, in accordance with auditing standards generally accepted in the United States of America, the consolidated balance sheet as of December 31, 2002, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for the year then ended (not presented herein); and in our report dated February 21, 2003, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2002 is fairly stated in all material respects in relation to the consolidated balance sheet from which it has been derived.



/s/ BDO Seidman, LLP
------------------------
Atlanta, Georgia
May 9, 2003


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